Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 9, 2011 on the financial statements of Ballroom Dance Fitness, Inc., a Florida corporation (the "Company"), in the Company's Registration Statement on Form S-1 Amendment No. 11 filed with the Securities Exchange Commission on January 24, 2012 (the "Registration Statement").

We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Hamilton, PC
Hamilton, PC
2121 S. Oneida St., Suite 312
Denver, CO  80224
P: (303) 548-8072

Dated: January 24, 2012

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